UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 25, 2013
SLAVIA, CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-181747	99-0373704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Bay View Drive, Point Roberts, WA 98281		98281
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(206) 347-0611
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 25, 2013, we received written consent from our company’s board of directors and a holder of 82.07% of our company’s voting securities to effect a split of our issued and outstanding shares of common stock and to change the name of our company.

Pursuant to Section 78.320 of the Nevada Revised Statues, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent to such action is signed by stockholders holding at least a majority of the voting power and onJuly 23, 2013, we received written consent from a holder of 82.07% of our company’s voting securities, for a name change to “Mobetize Corp.”,  and to effect a forward split of our issued and outstanding shares of common stock on a basis of 7 new for 1 old.  Our authorized capital will remain increase from 75,000,000 to 525,000,000.

These amendments are currently being submitted for review with the Financial Industry Regulatory Authority(“FINRA”).  We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLAVIA, CORP.
/s/ Stephen Fowler
Stephen Fowler
President and Director

Date:	July 25, 2013

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